UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Orange County Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1135778
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Dolson Avenue
Middletown, New York	10940
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.50 par value per share	The Nasdaq Stock Market, LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ◻

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ◻

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-257781

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Orange County Bancorp, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.50 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-257781) as originally filed publicly with the Securities and Exchange Commission (the “Commission”) on July 9, 2021, as subsequently amended on July 22, 2021 and July 29, 2021 (the “Registration Statement”), and in the prospectus, included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: August 4, 2021	By:	/s/ Michael J. Gilfeather
Michael J. Gilfeather President and Chief Executive Officer